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                                                                    Exhibit 16.1

May 13, 2005


U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

We have read the statements in the second paragraph under the caption "Experts" included in the Registration Statement of Ivivi Technologies, Inc. (Form SB-2, Registration No. 333-122768) initially filed with the Securities and Exchange Commission February 11, 2005 and in the related prospectus and are in agreement with the statements contained therein.

Very truly yours,


/S/ WEINICK SANDERS LEVENTHAL & CO., LLP


WEINICK SANDERS LEVENTHAL & CO., LLP